                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K/A




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 10, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                        0-20971                  71-0788538
   ---------------------             --------------          ------------------
(State or other jurisdiction of  (Commission File Number)     ( I.R.S. Employer
incorporation or organization)                               Identification No.)




              302 East Millsap Road, Fayetteville, Arkansas 72703
         -------------------------------------------------------------
            (Address of principal executive offices)     (zip code)

       Registrant's telephone number, including area code (501) 973-6000
     ---------------------------------------------------------------------

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On November 10, 1997, StaffMark, Inc. (the "Company") completed the purchase of substantially all of the assets of Structured Logic Company, Inc., a Delaware corporation ("SLC"), and Structured Logic Systems, Inc., a New York corporation affiliated with SLC (collectively such entities are referred to herein as "SLC"), through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Sixteen, a Delaware corporation. SLC provides information technology outsourcing services and is headquartered in New York City.

         The assets purchased primarily consist of cash, accounts receivable, general corporate assets, trademarks, trade names, and customer contracts.
The Company also assumed certain liabilities of SLC. The total consideration paid for the net assets was approximately $15.3 million, consisting of approximately $11.4 million in cash and 122,782 shares of the Company's common stock, plus a contingent earnout based upon the future performance of SLC.
The purchase price was determined as a result of direct negotiations with SLC.

Item 7.  Financial Statements and Exhibits

         (a)     Audited Financial Statements of Business Acquired.

         (b)     Unaudited Interim Financial Statements of Business Acquired.

         (c)     Pro-Forma Financial Information.

         (d)     Exhibits.  The following exhibit is filed with this Form 8-K/A:

                 2.1 Asset Purchase Agreement, dated as of November 10, 1997, by and among StaffMark, Inc., StaffMark Acquisition Corporation Sixteen, Structured Logic Company, Inc. and Structured Logic Systems, Inc., incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the Commission on November 21, 1997, to which this amendment relates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             STAFFMARK, INC.
                                             (Registrant)

Date:  January 16, 1998                      By:   /s/ Terry C. Bellora
                                                ----------------------------
                                                       Terry C. Bellora
                                                       Chief Financial Officer


                                 EXHIBIT INDEX

       2.1 Asset Purchase Agreement, dated as of November 10, 1997, by and among StaffMark, Inc., StaffMark Acquisition Corporation Sixteen, Structured Logic Company, Inc. and Structured Logic Systems, Inc., incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the Commission on November 21, 1997, to which this amendment relates.

                    [ANCHIN, BLOCK & ANCHIN LLP LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS AND DIRECTORS OF
   STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE:


             We have audited the accompanying combined balance sheets of Structured Logic Systems, Inc. and Affiliate as of December 31, 1996 and 1995 and the related combined statements of income and retained earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Structured Logic Systems, Inc. and Affiliate at December 31, 1996 and 1995 and the results of their combined operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                  /s/ ANCHIN, BLOCK & ANCHIN LLP

                                                    CERTIFIED PUBLIC ACCOUNTANTS
New York, New York
March 11, 1997

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                             COMBINED BALANCE SHEETS

                                     ASSETS

                                                                             December 31,
                                                                     --------------------------
                                                                         1996           1995
                                                                      ----------     ----------
CURRENT ASSETS:
     Cash - Note 5                                                    $   16,173     $  221,127
     Accounts receivable, net of allowance for doubtful
         accounts of $110,000 and $40,630, respectively - Note 3       5,633,588      2,764,766
     Unbilled receivables - Note 1                                       157,741         93,994
     Tax refunds receivable                                               39,654         39,654
     Deferred financing fees, net - Note 1                                10,172          8,147
     Prepaid expenses and other current assets                           174,119        109,703
     Certificate of deposit - Note 3                                      53,827         53,000
                                                                      ----------     ----------
             Total Current Assets                                      6,085,274      3,290,391

PROPERTY AND EQUIPMENT, NET -
     NOTES 1 AND 2                                                       317,651        178,439

SECURITY DEPOSITS                                                         33,364         25,405
                                                                      ----------     ----------


TOTAL ASSETS                                                          $6,436,289     $3,494,235
                                                                      ==========     ==========


                             LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
     Bank overdraft                                                   $  292,911     $        0
     Note payable, bank - Note 3                                       3,041,564              0
     Accounts payable and accrued expenses                             1,073,599        712,011
     Deferred income taxes payable, net - Note 7                          64,000         28,000
                                                                      ----------     ----------
             Total Current Liabilities                                 4,472,074        740,011
                                                                      ----------     ----------

LONG-TERM LIABILITIES:
     Note payable, bank - Note 3                                               0      1,223,067
                                                                      ----------     ----------

STOCKHOLDERS' EQUITY:
     Capital stock - Note 6                                                1,002          1,002
     Paid-in capital - Note 6                                            156,000        156,000
     Retained earnings - Statement No. 2                               1,807,213      1,374,155
                                                                      ----------     ----------
             Total Stockholders' Equity                                1,964,215      1,531,157
                                                                      ----------     ----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $6,436,289     $3,494,235
                                                                      ==========     ==========



        See the accompanying Notes to the Combined Financial Statements.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                       December 31,
                                                ---------------------------
                                                   1996            1995
                                                -----------     -----------
CONSULTING FEE INCOME - NOTE 8                  $25,236,103     $19,586,694

COST OF OPERATIONS                               18,032,543      14,366,962
                                                -----------     -----------

GROSS PROFIT                                      7,203,560       5,219,732
                                                -----------     -----------

EXPENSES
     Selling                                      3,804,444       2,672,256
     General and administrative                   2,704,522       2,241,505
                                                -----------     -----------

             Total Expenses                       6,508,966       4,913,761
                                                -----------     -----------

INCOME FROM OPERATIONS                              694,594         305,971
                                                -----------     -----------

OTHER EXPENSES
     Interest expense                               218,793         151,745
     Loss on disposal of equipment                    3,743           9,816
                                                -----------     -----------
             Total Other Expenses                   222,536         161,561
                                                -----------     -----------

INCOME BEFORE PROVISION FOR INCOME TAXES            472,058         144,410
                                                -----------     -----------

PROVISION FOR INCOME TAXES - NOTES 1 AND 7:
     Current                                          3,000           5,921
     Deferred                                        36,000           5,000
                                                -----------     -----------
                                                     39,000          10,921
                                                -----------     -----------

NET INCOME                                          433,058         133,489

RETAINED EARNINGS:
     Balance, beginning of year                   1,374,155       1,240,666
                                                -----------     -----------

     Balance, end of year                       $ 1,807,213     $ 1,374,155
                                                ===========     ===========



        See the accompanying Notes to the Combined Financial Statements.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                               Years Ended
                                                                               December 31,
                                                                       -------------------------
                                                                          1996           1995
                                                                       ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                        $  433,058     $  133,489
                                                                       ----------     ----------
     Adjustments to reconcile net income to net cash used in
         operating activities:
             Bad debt expense                                              65,533              0
             Depreciation and amortization                                 77,932         66,900
             Deferred income taxes                                         36,000          5,000
             Loss on disposal of equipment                                  3,743          9,816
             (Increase) decrease in:
                 Accounts receivable                                   (2,934,355)      (637,948)
                 Unbilled receivables                                     (63,747)        29,120
                 Tax refunds receivable                                         0         12,945
                 Prepaid expenses and other current assets                (64,417)       (48,820)
                 Security deposits                                         (7,959)        (7,898)
             Increase in:
                 Accounts payable and accrued expenses                    361,588        216,007
                                                                       ----------     ----------
                     Total adjustments                                 (2,525,682)      (354,878)
                                                                       ----------     ----------
                         Net Cash Used in Operating Activities         (2,092,624)      (221,389)
                                                                       ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                 (210,894)      (129,097)
     Increase in certificate of deposit                                      (827)        (3,000)
                                                                       ----------     ----------
                         Net Cash Used in Investing Activities           (211,721)      (132,097)
                                                                       ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Paid-in capital                                                            0        156,000
     Repayment of loans to officers                                             0        (50,000)
     Increase in cash overdraft                                           292,911              0
     Payment of loan financing costs                                      (12,017)        (1,500)
     Proceeds from bank borrowings, net                                 1,818,497        376,415
     Repayments of capital lease obligations                                    0        (13,426)
                                                                       ----------     ----------
                         Net Cash Provided by Financing Activities      2,099,391        467,489
                                                                       ----------     ----------

NET INCREASE (DECREASE) IN CASH                                          (204,954)       114,003

CASH:
     Beginning of year                                                    221,127        107,124
                                                                       ----------     ----------

     End of year                                                       $   16,173     $  221,127
                                                                       ==========     ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
         Interest paid                                                 $  235,500     $  152,037
         Income taxes paid                                             $    4,669     $    5,256




        See the accompanying Notes to the Combined Financial Statements.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

              Principles of Combination:

                   The combined financial statements include the accounts of
              Structured Logic Systems, Inc. ("SLS") and its affiliate, Structured Logic Company, Inc. ("SLC"), collectively known as "The Company". The companies are related by common ownership in which three individuals own all of the shares of the corporations. All significant intercompany accounts have been eliminated in the combined financial statements.

              Description of Business:

                   The Company is a domestic computer consulting firm providing large corporations throughout the United States with a full range of technical support services.

              Use of Estimates:

                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Revenue and Cost Recognition:

                   Revenue is recognized as the work progresses and costs are recognized when incurred. Unbilled receivables represent amounts earned on jobs in progress but not billed as of the balance sheet date.

              Depreciation and Amortization:

                   Property and equipment are stated at cost.  Depreciation is computed by the straight-line method over the estimated useful lives of the assets which are generally five years.

                   Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

              Deferred Financing Fees:

                   Deferred financing fees consist of costs associated with
              negotiating a revolving credit agreement with a bank. These fees are being amortized over the term of the credit facility.

              Income Taxes:

                   The companies are taxed as S corporations for Federal and
              New York State tax purposes, whereby the companies' income is reported by the stockholders. Accordingly, no provision has been made for Federal income taxes. The companies remain liable for New York City income taxes and New York State income taxes on S corporations.


NOTE 2 -      PROPERTY AND EQUIPMENT, NET:

              Property and equipment, net consists of the following:

                                                                               December 31,
                                                                        ---------------------------
                                                                          1996              1995
                                                                          ----              ----
                  Automobiles                                           $  32,577         $  51,296
                  Computer equipment                                      336,510           188,302
                  Furniture and fixtures                                  114,079            53,285
                  Leasehold improvements                                    9,774             7,880
                                                                        ---------         ---------
                                                                          492,940           300,763
                  Less: Accumulated depreciation                          175,289           122,324
                                                                        ---------         ---------
                                                                        $ 317,651         $ 178,439
                                                                        =========         =========

              Depreciation expense amounted to $67,940 and $42,516 for the years ended December 31, 1996 and 1995, respectively.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 3 -      NOTE PAYABLE, BANK:

              The Company maintains a $4,500,000 revolving credit agreement with a bank expiring May 1997. Interest on the outstanding balance was payable monthly at 1.25% above the bank's prime rate through April 30, 1996, after which the rate was reduced to 1% above prime. The covenants under the revolving credit agreement require the Company to meet certain ratios and place certain restrictions on the Company.

              Repayment of this loan has been guaranteed by the officers of the Company. The bank has been granted a security interest in accounts receivable as collateral for this obligation. The Company also has been required to maintain a $50,000 certificate of deposit with the bank through May 1997.


NOTE 4 -      PENSION PLAN:

              In 1995 the Company adopted a 401(k) plan covering all eligible employees. The plan is fully funded by employee contributions.


NOTE 5 -      COMMITMENTS AND CONTINGENCIES:

              Leases:

                   The Company is committed under various non-cancellable
              operating leases for sales offices and administrative facilities. These leases are subject to escalations for the Company's pro rata share of real estate taxes and operating expenses. Future minimum rental payments under these leases exclusive of escalation payments for taxes and utilities, are as follows:

                 Years Ending December 31,
                 -------------------------
                            1997                             $291,995
                            1998                              161,317
                            1999                               48,084
                                                             --------
                                                             $501,396
                                                             ========

                   Rent expense charged to operations amounted to $264,182 and
              $163,272 for the years ended December 31, 1996 and 1995, respectively.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 5 -      COMMITMENTS AND CONTINGENCIES (CONTINUED):

              Leases (Continued):

                   Future minimum lease payments under non-cancellable
              operating leases for various equipment are as follows:

                   Years Ending December 31,
                   -------------------------
                              1997                      $  68,336
                              1998                         44,100
                              1999                         21,492
                              2000                          1,016
                                                        ---------
                                                        $ 134,944
                                                        =========

                   Equipment rent expense amounted to $86,436 and $61,717 for the years ended December 31, 1996 and 1995, respectively.

              Cash Credit Risk Concentrations:

                   The Company maintains accounts in a bank located in the New
              York metropolitan area. The excess of deposit balances reported by the bank over amounts that would have been covered by Federal insurance was $91,000 and $428,000 at December 31, 1996 and 1995, respectively.

NOTE 6 -      STOCKHOLDERS' EQUITY:

              The Company's capital structure consists of the following:


                                                                               Common Stock      Paid in Capital
                                                                               ------------      ---------------
                 Structured Logic Systems, Inc. common stock, no par
                   value; 200 shares authorized, issued and
                   outstanding                                                    $1,000            $      -

                 Structured Logic Company, Inc. common stock, .01
                   par value; 200 shares authorized, issued and
                   outstanding                                                         2             156,000
                                                                                  ------            --------

                                                                                  $1,002            $156,000
                                                                                  ======            ========

              The stockholders of SLC made a capital contribution of $156,000 during the year ended December 31, 1995.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 7 -      INCOME TAXES:

              At December 31, 1996, the Company has deferred income tax assets of $149,000 and deferred income tax liabilities of $213,000.

              Deferred income taxes result from the tax effect of operating loss carryforwards and temporary differences arising as a result of SLC's policy of reporting on the cash basis for New York City income tax purposes and on the accrual basis for financial reporting. The Company has approximately $3,500,000 of net operating loss carryforwards available to offset future New York City taxable income, which expire in 2008 through 2010. The tax benefit of the net operating loss carryforward arising in 1996 used to offset the deferred tax liability was $99,000.


NOTE 8 -      MAJOR CUSTOMERS:

              The Company had two clients who accounted for 20% and 18% of its consulting fee income in 1996 and 28% and 12% in 1995.

                    [ANCHIN, BLOCK & ANCHIN LLP LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

                                       ON

                             ADDITIONAL INFORMATION

TO THE STOCKHOLDERS AND DIRECTORS OF
    STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE:

           Our audits were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The information in the following section is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, accordingly, we express no opinion on it.

                                                /s/  ANCHIN, BLOCK & ANCHIN LLP

                                                    CERTIFIED PUBLIC ACCOUNTANTS
New York, New York
March 11, 1997

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                         COMBINED SCHEDULES OF EXPENSES

                                                                                   Years Ended
                                                                                   December 31,
                                                                              ---------------------------
                                                                                  1996            1995
                                                                              -----------     -----------
COST OF OPERATIONS
     Consultants' services                                                    $10,900,940     $10,030,796
     Payroll taxes and fringe benefits                                            894,548         856,530
     Outside labor                                                              5,608,329       3,173,587
     Other direct costs                                                           628,726         306,049
                                                                              -----------     -----------

TOTAL COST OF OPERATIONS                                                      $18,032,543     $14,366,962
                                                                              ===========     ===========


SELLING EXPENSES
     Salaries                                                                 $ 1,429,456     $   926,373
     Payroll taxes and fringe benefits                                            210,003         142,770
     Commissions                                                                1,148,375         895,555
     Staff recruiting and sales promotion                                         455,271         276,444
     Telephone                                                                    176,082         130,708
     Meetings and conferences                                                      92,817          23,695
     Rent                                                                         144,252          87,298
     Miscellaneous                                                                 38,226          46,949
     Travel                                                                       109,962         142,464
                                                                              -----------     -----------

TOTAL SELLING EXPENSES                                                        $ 3,804,444     $ 2,672,256
                                                                              ===========     ===========


GENERAL AND ADMINISTRATIVE EXPENSES
     Salaries
         Officers                                                             $   429,000     $   719,419
         Administrative                                                           882,192         571,839
     Payroll taxes and fringe benefits                                            229,973         130,956
     Bad debt expense                                                              65,533               -
     Meetings and conferences                                                     111,749          65,836
     Outside labor                                                                 76,547          83,865
     Professional fees                                                            136,220          48,134
     Insurance                                                                     62,463          78,438
     Rent                                                                         119,930          75,974
     Office expense                                                               104,091          54,456
     Postage                                                                       49,956          35,105
     Bank charges                                                                  18,512          20,871
     Telephone                                                                     91,462          63,447
     Depreciation                                                                  67,940          42,516
     Travel                                                                        78,717          77,787
     Auto                                                                          62,857          40,303
     Equipment rental                                                              33,781          27,664
     Repairs and maintenance                                                       13,742          20,853
     Dues and subscriptions                                                        17,837           6,861
     Amortization of deferred financing fees                                        9,992          24,384
     Miscellaneous                                                                 42,028          52,797
                                                                              -----------     -----------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                                     $ 2,704,522     $ 2,241,505
                                                                              ===========     ===========


           See Independent Auditors' Report on Additional Information.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET

                                   (Unaudited)




                                                                             September 30, 1997
                                                                             -----------------
                                     ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                                                $1,680,656
         Accounts receivable, net of allowance
           for doubtful accounts of $152,418                                       6,998,177
         Deferred financing fees                                                      12,998
         Prepaid expenses and other current assets                                   405,685
         Prepaid taxes                                                                 7,706
         Certificate of deposit                                                       53,727
                                                                                  ----------
                  Total current assets                                             9,158,949

PROPERTY AND EQUIPMENT, NET                                                          324,245

SECURITY DEPOSITS                                                                     37,406
                                                                                  ----------

TOTAL ASSETS                                                                      $9,520,600
                                                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
         Note payable, bank                                                       $4,899,499
         Current portion of long term debt                                            17,802
         Accounts payable and accrued expenses                                     1,931,439
         Taxes payable                                                                28,421
         Deferred income taxes payable, net                                          102,000
                                                                                  ----------
                  Total current liabilities                                        6,979,161
                                                                                  ----------

LONG TERM LIABILITIES:
         Note payable - computer lease                                                24,353
                                                                                  ----------

STOCKHOLDERS' EQUITY:
         Capital stock                                                                 1,002
         Paid-in capital                                                           1,006,000
         Retained earnings                                                         1,510,084
                                                                                  ----------
                  Total stockholders' equity                                       2,517,086
                                                                                  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $9,520,600
                                                                                  ==========




            The accompanying notes to combined financial statements
                  are an integral part of this balance sheet.

                 STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                         COMBINED STATEMENTS OF INCOME

                                  (Unaudited)



                                                            Nine Months Ended
                                                               September 30,
                                                     --------------------------------
                                                         1997                1996
                                                     ------------        ------------
CONSULTING FEE INCOME                                $ 27,406,707        $ 17,699,700

COST OF OPERATIONS                                     19,489,711          12,703,184
                                                     ------------        ------------

GROSS PROFIT                                            7,916,996           4,996,516
                                                     ------------        ------------

OPERATING EXPENSES
         Selling                                        3,753,333           2,756,192
         General and Administrative                     4,158,161           1,887,534
                                                     ------------        ------------

                  Total expenses                        7,911,494           4,643,726
                                                     ------------        ------------

INCOME FROM OPERATIONS                                      5,502             352,790
                                                     ------------        ------------

OTHER INCOME & EXPENSES
         Interest income                                   12,436                  --
         Miscellaneous other                                  919              (3,224)
         Interest expense                                (248,802)           (133,786)
                                                     ------------        ------------
                  Total other income & expense           (235,447)           (137,010)
                                                     ------------        ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                 (229,945)            215,780
                                                     ------------        ------------

PROVISION FOR INCOME TAXES                                 67,184               1,771
                                                     ------------        ------------

NET INCOME                                           $   (297,129)       $    214,009
                                                     ============        ============




            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOW

                                  (Unaudited)

                                                                                       Nine Months Ended
                                                                                          September 30
                                                                                ------------------------------
                                                                                    1997               1996
                                                                                -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                             $  (297,129)       $   214,009
                                                                                -----------        -----------
         Adjustments to reconcile net income to net cash used in
              operating activities:
                  Bad debt expense                                                   40,630                 --
                  Depreciation and amortization                                      76,258              5,794
                  Deferred income taxes                                              38,000            (28,000)
                  (Increase) decrease in:
                      Accounts receivable                                        (1,247,478)        (2,495,085)
                      Tax refund receivable                                          39,654                 --
                      Prepaid expenses and other assets                            (231,566)           (21,409)
                      Prepaid taxes                                                  (7,706)            (2,071)
                      Security deposits                                              (4,042)            (8,309)
                   Increase in:
                       Accounts payable and accrued expenses                        886,261            291,939
                       Taxes payable                                                     --             26,697
                                                                                -----------        -----------
                           Total adjustments                                       (409,989)        (2,230,442)
                                                                                -----------        -----------
                                Net cash provided by operating activities          (707,118)        (2,016,434)
                                                                                -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of property and equipment                                        (82,852)           (83,971)
         Increase in certificate of deposit                                             100             53,000
                                                                                -----------        -----------
                                Net cash used in investing activities               (82,752)           (30,971)
                                                                                -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Decrease in cash overdraft                                                (292,911)                --
         Payment of loan financing costs                                             (2,826)             8,147
         Proceeds from computer lease                                                56,310                 --
         Payments on computer lease                                                 (14,155)                --
         Increase in paid in capital                                                850,000                 --
         Proceeds from bank borrowings, net                                       1,857,935          1,375,275
                                                                                -----------        -----------
                                Net cash provided by financing activities         2,454,353          1,383,422
                                                                                -----------        -----------

NET INCREASE IN CASH                                                              1,664,483           (663,983)

CASH:
         Beginning of year                                                           16,173            221,127
                                                                                -----------        -----------

         End of nine months                                                     $ 1,680,656        $  (442,856)
                                                                                ===========        ===========


           The accompanying notes to combined financial statements are an integral part of these statements.

                  STRUCTURED LOGIC SYSTEMS, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)


1.       PRINCIPLES OF COMBINATION:

         The combined financial statements include the accounts of Structured Logic Systems, Inc. ("SLS") and its affiliate Structured Logic Company, Inc. ("SLC") (collectively known as "the Company"). The companies are related by common ownership in which three individuals own all of the shares of the corporations. All significant intercompany accounts have been eliminated in the combined financial statements.

2.       DESCRIPTION OF BUSINESS:

         The Company is a domestic computer consulting firm providing large corporations throughout the United States with a full range of technical support services.

3.       INTERIM FINANCIAL INFORMATION:

         The interim financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company and the results of operations and cash flows with respect to the interim financial statements, have been included. The operating results for the interim period are not necessarily indicative of results for the full year.

4.       EQUITY TRANSACTIONS:

         Effective January 1, 1997, the Company's President and majority stockholder transferred twenty (20) shares or approximately ten percent (10%) of the Company's then outstanding common stock that he beneficially owned to the Company's Chief Operating Officer who was a minority stockholder of the Company. This transaction resulted in a non-recurring compensation expense charge to operations of approximately $1.6 million for the nine months ended September 30, 1997. The Company has agreed to pay the tax benefits of this transaction, amounting to approximately $773,000. The non-cash portion of such charge, $850,000 representing the fair value of such stock as determined by management, has been reflected as credit to additional paid-in capital.

                          STAFFMARK, INC. - FORM 8-K/A
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

     StaffMark, Inc. (the "Company" or "StaffMark") was founded in March 1996 to create a leading provider of diversified staffing and professional and consulting services to businesses, professional and service organizations, medical niches and governmental agencies. On October 2, 1996, StaffMark and six staffing service businesses, Brewer Personnel Services, Inc. ("Brewer"), Prostaff Personnel, Inc. and its related entities ("Prostaff"), Maxwell Staffing, Inc. and its related entities ("Maxwell"), HRA, Inc. ("HRA"), First Choice Staffing, Inc. ("First Choice") and Blethen Temporaries, Inc. and its related entities ("Blethen"), (each a "Founding Company" and collectively, the "Founding Companies"), merged through a series of separate transactions (the "Merger") simultaneously with the closing of the Company's initial public offering (the "Offering").

        Between March 1996 and the consummation of the Offering, the Company did not conduct any operations and all activities prior to the Offering related to the Merger and the Offering. Pursuant to the requirements of the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin No. 97 ("SAB 97"), which was issued and became effective July 31, 1996, Brewer was designated as the acquirer, for financial reporting purposes, of Prostaff, Maxwell, HRA, First Choice, and Blethen (collectively, the "Other Founding Companies"). Based upon the applicable provisions of SAB 97, these acquisitions were accounted for as combinations at historical cost.

        Effective March 1, 1997, StaffMark acquired Flexible Personnel, Inc., Great Lakes Search Associates, Inc., and HR America, Inc. (collectively, "Flexible"). Located in Fort Wayne, Indiana, Flexible operates a total of 40 offices in Indiana, Michigan and Ohio and provides clerical, light industrial, professional/information technology, accounting and staff leasing services. Flexible had 1996 revenues of approximately $49.3 million and operates in the Commercial and Professional/Information Technology divisions.

        Effective April 1, 1997, StaffMark acquired Global Dynamics, Inc. ("Global"). Global, located in Walnut Creek, California, provides information technology staffing services to several Fortune 500 companies. Global had 1996 revenues of approximately $17.2 million and operates in the Professional/Information Technology division.

        Effective July 1, 1997, StaffMark acquired Expert Business Systems, Inc. ("EBS"). EBS, located in Hurst, Texas, provides information technology services, specialized help desk support, distributed services and application developments. EBS had 1996 revenues of approximately $3.3 million and operates in the Professional/Information Technology division. The total consideration paid for EBS was approximately $8.0 million, consisting of approximately $5.4 million in cash and 123,500 restricted shares of StaffMark Common Stock, plus a contingent earnout based upon the future performance of EBS.

        Effective October 1, 1997, StaffMark acquired Structured Logic Company, Inc. ("SLC"). Headquartered in New York, New York, SLC is a full-service information technology recruiting firm providing services for client/server, mainframe programming and development, web site development, Internet consultation, network implementation, and SAP development and implementation. SLC had 1996 revenues of approximately $25.2 million and operates in the Professional/Information Technology division. The total consideration paid for SLC was approximately $15.3 million, consisting of approximately $11.4 million in cash and 122,782 shares of StaffMark Common Stock, plus a contingent earnout based upon the future performance of SLC.

        The following unaudited pro forma financial statements present the historical results of Brewer and StaffMark and give effect to the following pro forma adjustments: (i) the acquisition of the Other Founding Companies at historical cost in accordance with the applicable provisions of SAB 97; (ii) the effect of Brewer's February 1996 acquisition of On Call Employment Services, Inc. ("On Call"); (iii) the effect of StaffMark's March 1997 acquisition of Flexible; (iv) the effect of StaffMark's April 1997 acquisition of Global; (v) the effect of StaffMark's July 1997 acquisition of EBS; (vi) the effect of StaffMark's October 1997 acquisition of SLC; (vii) the adjustment to compensation expense for the difference between the historical compensation paid to certain previous owners of the Founding Companies, Flexible, Global, EBS and SLC and the employment contract compensation negotiated in conjunction with the Merger and respective acquisitions ("Compensation Differential"); and (viii) the incremental provision for income taxes attributable to the income of subchapter S Corporations, net of the income tax provision related to the Compensation Differential and adjusted for nondeductible goodwill amortization.

        The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the beginning of 1996 or to project the Company's financial position or results of operations for any future period.

                                 STAFFMARK, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                             (Dollars in Thousands)

                                                                             Acquisition Related Adjustments
                                                                             -------------------------------
                                                                                           Pro Forma
                                                                                             Merger
                                                                   StaffMark     SLC(a)    Adjustments       Pro Forma
                                                                   ---------     ------    -----------       ---------

                     ASSETS
-----------------------------------------------------------
 CURRENT ASSETS:
   Cash and cash equivalents                                       $  31,205    $ 1,681    $  (11,448)(b)    $  21,438
   Accounts receivable, net of allowance
           for doubtful accounts                                      47,632      6,998                         54,630
   Advances to stockholders                                              382         --                            382
   Prepaid expenses and other                                          1,823        480                          2,303
   Deferred income taxes                                               1,117         --                          1,117
                                                                   ---------    -------    ----------        ---------
        Total current assets                                          82,159      9,159       (11,448)          79,870

 PROPERTY AND EQUIPMENT, net                                           7,679        324                          8,003
 INTANGIBLE ASSETS, net                                              114,721         --        14,293 (c)      129,014
 ADVANCES TO SHAREHOLDERS                                                984         --                            984
 OTHER ASSETS                                                          1,040         38                          1,078
                                                                   ---------    -------    ----------        ---------

                                                                   $ 206,583    $ 9,521    $    2,845        $ 218,949
                                                                   =========    =======    ==========        =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------
 CURRENT LIABILITIES:
   Accounts payable and other accrued liabilities                  $   3,636    $ 1,931                      $   5,567
   Payroll and related liabilities                                    12,869         --                         12,869
   Deferred payments for acquired companies                               --         --         2,500 (d)        2,500
   Reserve for workers' compensation claims                            6,818         --                          6,818
   Current portion of long-term debt                                      --      4,918                          4,918
   Income taxes payable                                                3,005         29                          3,034
   Deferred income taxes                                                  --        102                            102
                                                                   ---------    -------    ----------        ---------
        Total current liabilities                                     26,328      6,980         2,500           35,808

 LONG-TERM DEBT                                                           --         --                             --
 OTHER LONG TERM LIABILITIES                                              60         24                             84
 DEFERRED INCOME TAXES                                                   380         --                            380
                                                                   ---------    -------    ----------        ---------
        Total liabilities                                             26,768      7,004         2,500           36,272

 STOCKHOLDERS' EQUITY:
   Common stock                                                          187          1             1 (e)          188
                                                                                                   (1)(f)
   Paid-in capital                                                   166,503      1,006         2,861 (e)      169,364
                                                                                               (1,006)(f)
   Retained earnings                                                  13,125      1,510        (1,510)(f)       13,125
                                                                   ---------    -------    ----------        ---------
           Total stockholders' equity                                179,815      2,517           345          182,677
                                                                   ---------    -------    ----------        ---------

                                                                   $ 206,583    $ 9,521    $    2,845        $ 218,948
                                                                   =========    =======    ==========        =========

       The accompanying notes are an integral part of this balance sheet.

                                 STAFFMARK, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997


(a) Represents the unaudited September 30, 1997 balance sheet of SLC, which was purchased by StaffMark effective October 1, 1997.

(b) Records the distribution of the cash portion of the consideration due to the stockholders of SLC in connection with the acquisition.

(c) Records the net intangible assets recorded by StaffMark in conjunction with its acquisition of SLC.

(d)  Records a liability for a deferred payment due to the owners of SLC.

(e) Records the issuance of 122,782 shares of restricted StaffMark Common Stock to the stockholders of SLC in connection with the acquisition.

(f) Records the adjustment to remove the equity of SLC in conjunction with the acquisition by StaffMark.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (Dollars in Thousands)



                                                                          Acquisition Related Adjustments
                                                         ------------------------------------------------------------
                                                            Other
                                                          Significant                   Pro Forma            Total
                                            StaffMark    Acquisitions(a)    SLC(b)      Adjustments        Adjustments Pro Forma
                                            ---------      ---------      ---------      ---------         ---------   ---------
SERVICE REVENUES                            $ 287,263      $  16,720      $  27,407                        $  44,127   $ 331,390

COST OF SERVICES                              223,384         12,408         19,490                           31,898     255,282
                                            ---------      ---------      ---------      ---------         ---------   ---------

          Gross profit                         63,879          4,312          7,917           --              12,229      76,108

OPERATING EXPENSES:
    Selling, general and administrative        41,962          2,484          7,830         (1,880)(c)         8,434      50,396
    Depreciation and amortization               3,217            366             82            357 (d)           805       4,022
                                            ---------      ---------      ---------      ---------         ---------   ---------

          Operating income                     18,700          1,462              5          1,523             2,990      21,690
                                            ---------      ---------      ---------      ---------         ---------   ---------

OTHER INCOME (EXPENSE):
    Interest expense                             (978)          (462)          (248)                            (710)     (1,688)

    Other, net                                    407           --               13                               13         420
                                            ---------      ---------      ---------      ---------         ---------   ---------

INCOME BEFORE INCOME TAXES                     18,129          1,000           (230)         1,523             2,293      20,422

INCOME TAX PROVISION                            7,433            439             67            437 (e)           943       8,376
                                            ---------      ---------      ---------      ---------         ---------   ---------

          Net income (loss)                 $  10,696      $     561      $    (297)     $   1,086         $   1,350   $  12,046
                                            =========      =========      =========      =========         =========   =========

                                                                            PRO FORMA NET INCOME PER COMMON SHARE
                                                                                 PRIMARY                                  $ 0.75
                                                                                                                       =========
                                                                                 FULLY DILUTED                            $ 0.74
                                                                                                                       =========
                                                                             WEIGHTED AVERAGE SHARES OUTSTANDING
                                                                                 PRIMARY                                  15,960(f)
                                                                                                                       =========
                                                                                 FULLY DILUTED                            16,268(g)
                                                                                                                       =========



         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


(a) Represents the unaudited financial results and pro forma effects related to the acquisitions of: (i) Flexible, which was purchased by StaffMark effective March 1, 1997; (ii) Global, which was purchased by StaffMark effective April 1, 1997; and (iii) EBS, which was purchased by StaffMark effective July 1, 1997.

(b) Records the unaudited financial results of SLC, which was purchased by StaffMark effective October 1, 1997.

(c) Adjusts compensation to the level the owners have agreed to receive from StaffMark subsequent to the acquisition.

(d) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of SLC for the nine months ended September 30, 1997. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $14.3 million which is being amortized over thirty years.

(e) Records the incremental provision to reflect federal and state income taxes as if SLC had been a subchapter C Corporation. This adjustment records income tax expense at an effective combined tax rate of 39%.

(f) Represents the actual weighted average primary shares outstanding for the nine months ended September 30, 1997 of 15,487,588 adjusted to reflect the issuance as of January 1, 1997 of: (i) the 183,823 shares issued in conjunction with the March 1997 acquisition of Flexible; (ii) 690,855 shares issued in conjunction with the April 1997 acquisition of Global; (iii) 123,500 shares issued in conjunction with the July 1997 acquisition of EBS; and (iv) 122,782 shares issued in conjunction with the October 1997 acquisition of SLC.

(g) Pro forma fully diluted weighted average shares outstanding for the nine months ended September 30, 1997 include the shares discussed in Note (f) above and 307,227 shares representing the incremental fully dilutive effect of the Company's outstanding stock options.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                             (Dollars in Thousands)

                                                                Acquisition Related Adjustments
                                                     ----------------------------------------------------
                                                          Other
                                                       Significant             Pro Forma         Total
                                          StaffMark  Acquisitions(a)  SLC(b)  Adjustments     Adjustments   Pro Forma
                                          ---------  ---------------  ------  -----------     -----------   ---------

SERVICE REVENUES                          $ 104,476    $ 164,896    $  25,236   $             $  190,132    $ 294,608

COST OF SERVICES                             81,607      128,834       18,032                    146,866      228,473
                                          ---------    ---------    ---------   -------       ----------    ---------

          Gross profit                       22,869       36,062        7,204                     43,266       66,135

OPERATING EXPENSES:
    Selling, general and administrative      14,623       26,608        6,441      (229)(c)       32,820       47,443
    Depreciation and amortization             1,374        1,958           68       476 (d)        2,502        3,876
                                          ---------    ---------    ---------   -------       ----------    ---------

          Operating income                    6,872        7,496          695      (247)           7,944       14,816
                                          ---------    ---------    ---------   -------       ----------    ---------

OTHER INCOME (EXPENSE):
    Interest expense                         (1,376)      (1,906)        (219)                    (2,125)      (3,501)

    Other, net                                  301          497           (4)                       493          794
                                          ---------    ---------    ---------   -------       ----------    ---------

INCOME BEFORE INCOME TAXES                    5,797        6,087          472      (247)           6,312       12,109

INCOME TAX PROVISION                          1,774        3,329           39        88 (e)        3,456        5,230
                                          ---------    ---------    ---------   -------       ----------    ---------

          Net income (loss)               $   4,023    $   2,758    $     433   $  (335)      $    2,856    $   6,879
                                          =========    =========    =========   =======       ==========    =========

                                                         PRO FORMA NET INCOME PER COMMON SHARE
                                                             PRIMARY                                        $    0.64
                                                                                                            =========
                                                             FULLY DILUTED                                  $    0.64
                                                                                                            =========

                                                         WEIGHTED AVERAGE SHARES OUTSTANDING
                                                             PRIMARY                                           10,691 (f)
                                                                                                            =========
                                                             FULLY DILUTED                                     10,691
                                                                                                            =========


         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996


(a) Represents the audited financial results and pro forma effects related to the acquisitions of: (i) the Other Founding Companies, which were acquired by Brewer on October 2, 1996; (ii) On Call, which was purchased by Brewer on February 2, 1996; (iii) Flexible, which was purchased by StaffMark effective March 1, 1997; (iv) Global, which was purchased by StaffMark effective April 1, 1997; and (v) EBS, which was purchased by StaffMark effective July 1, 1997.

(b) Records the audited financial results of SLC, which was purchased by StaffMark effective October 1, 1997.

(c) Adjusts compensation to the level the owners have agreed to receive from StaffMark subsequent to the acquisition.

(d) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of SLC for fiscal year 1996. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $14.3 million which is being amortized over thirty years.

(e) Records the incremental provision to reflect federal and state income taxes as if SLC had been a subchapter C Corporation. This adjustment records income tax expense at an effective combined tax rate of 39%.

(f)  Includes: (i) 1,355,000 shares issued by StaffMark prior to the Offering;
     (ii) 5,618,249 shares issued to the stockholders of the Founding Companies in connection with the Merger; (iii) the weighted average of 1,326,459 shares issued in connection with the Offering to pay the cash portion of the consideration for the Founding Companies for the period from January 1, 1996 through the date of the Offering and 6,325,000 shares issued in connection with the Offering for the period from October 2, 1996 through December 31, 1996; (iv) 19,794 shares representing the weighted average shares issued in conjunction with the November 1996 acquisition of The Technology Source L.L.C.; (v) 183,823 shares issued in conjunction with the March 1997 acquisition of Flexible; (vi) 690,855 shares issued in conjunction with the April 1997 acquisition of Global; (vii) 123,500 shares issued in conjunction with the July 1997 acquisition of EBS; and (viii) 122,782 shares issued in conjunction with the October 1997 acquisition of SLC.